If you plan to attend the Special Meeting, please bring this admission ticket with you.

Computer Horizons Corp.

ADMISSION TICKET

COMPUTER HORIZONS CORP.
SPECIAL MEETING OF SHAREHOLDERS

Friday, August 12, 2005
11:00 A.M. Eastern Time
The Hanover Marriott
1401 State Highway No. 10
Whippany, New Jersey

Shareholders will be admitted to the Special Meeting beginning at 10:30 A.M. Eastern time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS
FRIDAY, AUGUST 12, 2005
11:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott located at 1401 State Highway No. 10, Whippany, New Jersey on Friday, August 12, 2005 at 11:00 A.M., eastern time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE.

TO VOTE BY MAIL, PLEASE DETACH HERE.

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at: http://www.computerhorizons.com

You can provide your instructions to vote in one of three ways:

1. Call **toll free 1-866-252-6936** on a Touch-Tone Phone and follow the instructions on the reverse side. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at our Internet address: **https://www.proxyvotenow.com/chrz** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to the time and date indicated below, as applicable. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 11: 59 p.m., August 11, 2005.

1-866-252-6936

Vote by Internet

anytime prior to 11:59 p.m., August 11, 2005. Go to

https://www.proxyvotenow.com/chrz

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS: Access at http://www.computerhorizons.com

Your vote is important!

▼ FOLD AND DETACH HERE ▼

The Board of Directors of Computer Horizons Corp. recommends a vote "FOR" the following proposals.

Please mark as indicated in this example ☒

1. A proposal to approve the issuance of shares of Computer Horizons Corp. common stock in connection with the merger of Analysts International Corporation with JV Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Computer Horizons Corp., pursuant to an Agreement and Plan of Merger, dated as of April 12, 2005, by and among Computer Horizons Corp., JV Merger Corp. and Analysts International Corporation.

For ☐ **Against** ☐ **Abstain** ☐

2. A proposal to approve any motion to adjourn or postpone the special meeting to another time and place, if necessary to permit the further solicitation of proxies to establish a quorum or to obtain additional votes in favor of proposal 1.

For ☐ **Against** ☐ **Abstain** ☐

3. A proposal to approve the amendment and restatement of the certificate of incorporation of Computer Horizons Corp., effective contemporaneously with the consummation of the merger, to change the name of the corporation from Computer Horizons Corp. to "International Horizons Group, Inc."

For ☐ **Against** ☐ **Abstain** ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy card in the box below.

Date

Signature

Signature (if held jointly)

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW